Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
BlueData Corporation

We hereby consent to the inclusion in this Registration Statement of BlueData Corporation on Form 10/A Amendment 3 of our report dated January 28, 2011, except Note 6, as to which the date is April 8, 2011 relating to the financial statements of BlueData Corporation for the period from December 20, 2010 (inception) through December 31, 2010 which appears in such Registration Statement.

/s/ Friedman LLP
Marlton, New Jersey
June 24, 2011